EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this registration statement on Form S-3 (Registration No. 333- ) of our report dated March 30, 1998 on our audits of the financial statements of Anicom, Inc., appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, our report dated July 27, 1998 on the financial statements of TW Communication Corp. appearing in the Company's Current Report on 8-K/A dated July 31, 1998, our report dated September 9, 1997 on the financial statements of Energy Electric Cable, a division of Connectivity Products Incorporated appearing in the Company's Current Report on Form 8-K/A (Amendment No. 1), dated September 25, 1997, our report dated April 25, 1996 on the financial statements of Northern Wire & Cable, Inc. appearing in the Company's Current Report on Form 8-K/A (Amendment No. 2) dated May 23, 1996, and our report dated October 1, 1996 on the financial statements of Norfolk Wire & Cable, Inc. appearing in the Company's Current Report on Form 8-K/A (Amendment No. 2) dated November 5, 1996. We also consent to the reference to our firm under the caption "Experts".



/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
November 20, 1998